Registration No. 333-
As filed with the Securities and Exchange Commission on September 20, 2007
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BLACK BOX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	95-3086563
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
1000 Park Drive
Lawrence, Pennsylvania 15055
(Address of principal executive offices)

BLACK BOX CORPORATION
1992 DIRECTOR STOCK OPTION PLAN
(Full title of the plan)

Christopher H. Gebhardt, Esquire	Copies of communications to:
General Counsel Black Box Corporation 1000 Park Drive Lawrence, Pennsylvania 15055 (Name and address of agent for service) 724-873-6722 (Telephone number of agent for service)	Ronald Basso, Esquire Buchanan Ingersoll & Rooney PC One Oxford Centre 301 Grant Street, 20th Floor Pittsburgh, PA 15219-1410 412-562-8800

CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed Maximum
Title of Securities to be	Amount to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	Per Share	Price	Registration Fee
Common Stock	7,116 shares	$39.41(1)	$280,441.56 (1)	$8.61	(1)
(par value $.001 per share)	12,884 shares	$40.775(2)	$525,345.10 (2)	$16.13	(2)

Total	20,000 shares	–	$805,786.66	$24.74

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). In accordance with Rule 457(h), such price is the price at which the options may be exercised.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). In accordance with Rule 457(h), such price is the average of the high and low sale prices for the Common Stock as quoted on the Nasdaq Stock Market on September 17, 2007.

SIGNATURES
EXHIBIT INDEX
EX-5.01
EX-23.01

INCORPORATION OF PRIOR REGISTRATION STATEMENTS BY REFERENCE
     Black Box Corporation, formerly known as MB Communications, Inc. (the “Corporation”), hereby incorporates by reference into this Registration Statement the information contained in the Corporation’s earlier Registration Statements, File Nos. 33-75252, 333-34837, 333-81523, 333-64412, 333-100295, 333-116551 and 333-125839 relating to the Corporation’s 1992 Director Stock Option Plan and amendments thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murfreesboro, State of Tennessee, on this 19th day of September, 2007.

BLACK BOX CORPORATION

By:	/s/ Terry Blakemore

Terry Blakemore Chief Executive Officer
     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Terry Blakemore and Michael McAndrew, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of September, 2007.

SIGNATURE	CAPACITY

/s/ William F. Andrews William F. Andrews	Director

/s/ Richard L. Crouch Richard L. Crouch	Director

/s/ Thomas W. Golonski Thomas W. Golonski	Director

/s/ Thomas G. Greig Thomas G. Greig	Director and Chairman of the Board

/s/ Edward A. Nicholson Edward A. Nicholson, Ph.D.	Director

/s/ Terry Blakemore Terry Blakemore	Interim President and Chief Executive Officer (Principal Executive Officer)

/s/ Michael McAndrew Michael McAndrew	Vice President, Chief Financial Officer, Secretary, Treasurer and Principal Accounting Officer (Principal Financial Officer)

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

5.01	Opinion of Buchanan Ingersoll & Rooney PC

10.01	1992 Director Stock Option Plan, as amended (incorporated by reference from Exhibit 10.2 to the Form 10-Q related to the quarterly period ended June 30, 2007)

23.01	Consent of BDO Seidman, LLP

23.02	Consent of Buchanan Ingersoll & Rooney PC (contained in opinion filed as Exhibit 5.01 hereto)

24.01	Powers of Attorney (contained herein on signature page)